Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-196978) of Kite Pharma, Inc. of our report dated April 4, 2014, relating to the financial statements appearing in this Annual Report on Form 10-K.

/s/ Crowe Horwath LLP

New York, New York

March 26, 2015